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                                                                    EXHIBIT 3.31



                          CERTIFICATE OF INCORPORATION

                                       OF

                        CENTRAL TEXAS PATTEN CORPORATION


         THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                    ARTICLE I

         The name of the corporation is Central Texas Patten Corporation (the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 229 South State Street, City of Dover, County of Kent, and the name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

         The purpose for which the Corporation is organized and the nature of the business to be conducted by it is to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of capital stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, having $.01 par value per share.

                                    ARTICLE V

         The Board of Directors is authorized to issue the stock of the Corporation.

                                   ARTICLE VI

         The name and the mailing address of the incorporator are as follows:




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         Name                                      Mailing Address
         ----                                      ---------------

         William P. Gelnaw                         Choate, Hall & Stewart
                                                   Exchange Place
                                                   53 State Street
                                                   Boston, MA   02109

                                   ARTICLE VII

         The Corporation is to have perpetual existence.

                                  ARTICLE VIII

         The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as the Corporation's directors until the first annual meeting of the Corporation and until their respective successors have been elected and qualified is as follows:

         Name                                             Mailing Address
         ----                                             ---------------

         Richard A. Stratton                              c/o Patten Corporation
                                                          Main Road
                                                          Stamford, VT   05352

         Donald R. Dion, Jr.                              c/o Patten Corporation
                                                          Main Road
                                                          Stamford, VT   05352

         Jeffrey B. Lavin                                 c/o Patten Corporation
                                                          Main Road
                                                          Stamford, VT   05352

                                   ARTICLE IX

         The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation. Election of Directors need not be by written ballot unless the By-Laws of the Corporation so provide.

                                    ARTICLE X

         The Corporation shall indemnify and hold harmless any director, officer, employee or agent of the Corporation from and against any and all expenses and liabilities that may be




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imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Corporation, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the fullest extent permitted by the laws of the State of Delaware, as they may be amended from time to time. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction in which the director derived an improper personal benefit.

                                   ARTICLE XI

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are a granted subject to this reservation, provided that, notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the prior written consent of the trustee(s) from time to time under any indenture pursuant to which the Corporation shall issue notes or other evidence of indebtedness, do any of the following:

         (i)      dissolve or liquidate, in whole or in part;

         (ii) merge or consolidate with any other corporation other than a corporation wholly-owned, directly or indirectly, by any person or entity owning, directly or indirectly, 100% of the outstanding Common Stock of the Corporation and having a certificate of incorporation containing provisions identical to the provisions of Article III and this Article XI; or

         (iii) amend this Certificate of Incorporation, to alter in any manner or delete Article III or this Article XI.

         THE UNDERSIGNED incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts stated herein are true and accordingly has hereunto set his hand this 21st day of July, 1988.

                                              /s/ William P. Gelnaw
                                              ----------------------------------
                                              William P. Gelnaw, Incorporator




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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                        CENTRAL TEXAS PATTEN CORPORATION

         It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "corporation") is Central Texas Patten Corporation.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

                                    ARTICLE I

                           The name of the corporation is Texas Properties, Inc.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         Signed and attested to on May 26, 1992.





                                      /s/ Daniel C. Koscher
                                      --------------------------------------
                                      Daniel C. Koscher, Assistant Secretary

/s/ Gary Ufer
----------------------------------
Gary Ufer, Vice President




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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                             TEXAS PROPERTIES, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is Texas Properties, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

                                    ARTICLE I

                  The name of the corporation is Properties of the Southwest, Inc.

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on June 29, 1992.

                                         /s/ Patrick E. Rondeau
                                         ---------------------------------------
                                         Patrick E. Rondeau, Secretary

Attest:

/s/ Daniel C. Koscher
-----------------------------------
Daniel C. Koscher
Vice President


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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                        PROPERTIES OF THE SOUTHWEST, INC.

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is

                        PROPERTIES OF THE SOUTHWEST, INC.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article "FIRST" thereof and by substituting in lieu of said Article the following new Article:

        FIRST: The name of the corporation is Properties of the Southwest One, Inc. (the "corporation")

The effective time of the amendment herein certified shall be December 11, 1997.

Signed and attested to on December 10, 1997.

                                           /s/ Allan J. Herz
                                           -------------------------------------
                                           Allan J. Herz, Vice President

Attest:




/s/ Danny L. Ferguson
--------------------------------------
Danny L. Ferguson, Assistant Secretary



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STATE OF FLORIDA                    )
                                             SS:
COUNTY OF PALM BEACH                )

         BE IT REMEMBERED that, on January 30, 1995, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Allan J. Herz, Vice President of Properties of the Southwest, Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

         GIVEN, under my hand on December 10, 1997.

                                       /s/ Jeffrey C. Lorenz
                                       --------------------------------------
                                       Notary Public